Exhibit 10.1

$26,500,000.00	As of June 1, 2006
(the “Effective Date”)

Amended and Restated Renewal Secured Promissory Note

[SEBASTIAN BEACH AND TENNIS VILLAGE CONSTRUCTION LOAN]

FOR VALUE RECEIVED, the undersigned, CRYSTAL BAY, L.L.C., a Delaware limited liability company (the “Borrower”), whose address is 29399 U.S. Hwy. 19 North, Suite 320, Clearwater, Florida 33761-2137 (the “Borrower”), promises to pay the principal sum of Twenty Six Million Five Hundred Thousand and No/100 Dollars ($26,500,000.00), or so much thereof as is disbursed under the Loan Agreement (as hereafter defined) and remains outstanding from time to time, together with interest according to the terms of this Amended and Restated Renewal Secured Promissory Note (this “Note”), to the order of TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, an Iowa corporation (together with any future holder, the “Lender”), whose mailing address is c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443. The proceeds of this Note shall be disbursed by the Lender to or at the Borrower’s direction from time to time pursuant to all of the terms and conditions of that certain “Construction Loan Agreement” between the Borrower and the Lender dated as of the Effective Date (the “Loan Agreement”). The loan evidenced by this Note and to be disbursed pursuant to the Loan Agreement, together with all additional charges, advances, and accruals, is herein called the “Loan.” Capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Mortgage, as defined in Section 12 below.

1.	CONTRACT INTEREST RATE

1.1	VARIABLE NOTE RATE AND ACCRUAL OF INTEREST

The unpaid principal balance of this Note shall bear interest at the lesser of (i) the variable rate of interest determined from time to time as described in Section 1.2 (the “Note Rate”) and (ii) the maximum interest rate allowed by law, as described in Section 24 below. Interest on the unpaid principal balance of this Note shall be calculated in arrears on actual days elapsed, based on a 360-day year. During any partial month, interest shall accrue based on the number of actual days which elapse during the related accrual period.

1.2	PERIODIC ADJUSTMENT OF NOTE RATE

The initial Note Rate, at which interest on the unpaid principal balance of the Loan shall accrue from the Effective Date through the last day of June, 2006, shall be six and ninety-eight one-hundredths percent (6.98%) per annum. On the first day of July, 2006, and thereafter at intervals of three (3) full calendar months throughout the Loan’s term (each such month commencing on a first day of a month on or after July 1, 2006, a “Loan Month”), the Note Rate shall be adjusted to the per annum rate which is equal to 175 basis points (1.75%) over the three (3) month LIBOR rate (the “Index”), as reported by The Wall Street Journal on

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 1 of 12 Pages

the last business day of the preceding month (in respect of any rate adjustment, the “Determination Date”). The unpaid principal balance of this Note shall bear interest at the adjusted Note Rate during each Loan Month of the entire three (3) month accrual period. If The Wall Street Journal stops publishing the Index during the term of the Loan, the Lender shall determine the Index rate by referring to the LIBOR rate published in another nationally recognized daily paper or electronic business publication reasonably acceptable to the Lender.

2.	SCHEDULED PAYMENTS

2.1	MONTHLY INTEREST ONLY PAYMENTS

Borrower has paid, on the date of the funding, interest due from the date of the funding through and including the last day of the calendar month in which the funding occurs. On the first day of August, 2006 and on the first day of each subsequent Loan Month through June 1, 2011 the Borrower shall pay all interest that accrued on the outstanding unpaid principal balance of this Note from time to time during the previous month at the Note Rate then in effect. Monthly payments of interest shall be made when due, regardless of the prior acceptance by the Lender of unscheduled payments.

2.2	FINAL PAYMENT

The Loan shall mature on the first day of July, 2011 (the “Maturity Date”), when the Borrower shall pay its entire outstanding unpaid principal balance, together with all accrued interest and any other amounts owed by the Borrower under this Note or under any of the other documents entered into now or in the future in connection with the Loan (collectively, the “Loan Documents”).

3.	BALLOON PAYMENT ACKNOWLEDGMENT

The Borrower acknowledges that the scheduled monthly payments referred to in Section 2.1 will not amortize the principal sum of this Note over its term, resulting in a “balloon” payment at maturity. Any future agreement to extend this Note or refinance the indebtedness it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

4.	APPLICATION OF MONTHLY INTEREST PAYMENTS

When the Lender receives a monthly interest payment, the Lender shall apply it to interest in arrears for the previous month, unless other amounts are then due under this Note or the other Loan Documents. If other amounts are due when a regular monthly payment is received, the Lender shall apply the payment first to accrued interest and then to those other amounts.

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 2 of 12 Pages

5.	DEFAULT INTEREST

If a Default exists (as defined in Section 9 below) the outstanding principal balance of this Note shall, at the option of the Lender, bear interest at a rate (the “Default Rate”) equal to the lesser of (i) the Note Rate then in effect plus ten percent (10%) per annum and (ii) the maximum rate allowed by law. If interest has accrued at the Default Rate during any period, the difference between such accrued interest and interest which would have accrued at the Note Rate during such period shall be payable on demand. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the Indebtedness as a principal prepayment without premium, retroactively, as of the date of receipt, or returned to the Borrower if the Indebtedness has been fully paid.

6.	LATE CHARGE

If the Lender does not receive any scheduled monthly interest payment on or before the tenth (10th) day of the calendar month in which it is due, the Lender will send the Borrower written notice that a late charge equal to five percent (5%) of the late payment has accrued. The Borrower shall pay any such late charge on or before the tenth (10th) day of the calendar month following the month during which the late payment was scheduled to have been received. Interest on unpaid late charges shall, at the Lender’s discretion, accrue at the Note Rate beginning on the first day of the calendar month following their accrual.

7.	PREPAYMENT

This Note is closed to prepayment during the period from its delivery until June 30, 2007 (the “Lock Period”). Thereafter, at any time prior to the Maturity Date, the principal balance of this Note may be prepaid in minimum increments of $500,000.00, upon not less than sixty (60) days’ prior written notice to the Lender. At the time of any such prepayment, the Borrower shall pay all accrued interest on the outstanding unpaid principal balance of this Note and all other sums due to the Lender under the Loan Documents. In addition, unless the prepayment is a “Permitted Par Prepayment” (as defined in Section 8 below), the Borrower shall remit together with any prepayment a premium (the “Prepayment Premium Amount”) calculated in accordance with the next succeeding paragraph of this Note.

The voluntary prepayment of the Loan evidenced by this Note shall be prohibited during the Lock Period. A Default which occurs during this period shall be presumed to be an attempt to avoid this prohibition, and shall be subject to a prepayment premium of five percent (5%) of the Loan’s principal balance. If the prepayment is made between the beginning of the thirteenth (13th) Loan Month and the end of the twenty-fourth (24th) Loan Month, the prepayment premium amount shall equal one percent (1%) of the principal amount prepaid. If the prepayment is made between the beginning of the twenty-fifth (25th) Loan Month and the end of the forty eighth (48th) Loan Month, the prepayment premium amount shall equal one-half of one percent (0.5%) of the principal amount prepaid. If the prepayment is made between the beginning of the forty-ninth

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 3 of 12 Pages

(49th) Loan Month and the end of the fifty-fourth (54th) Loan Month, the prepayment premium amount shall equal one-quarter of one percent (.25%) of the principal amount prepaid. Thereafter the Loan may be prepaid at par.

Voluntary partial prepayments shall be permitted only in minimum amounts of $500,000.00.

The Prepayment Premium Amount constitutes liquidated damages to compensate the Lender for reinvestment costs, lost opportunity costs, and the loss by the Lender of its bargained-for investment in the Loan. The Borrower agrees that such liquidated damages are not a penalty but are a reasonable estimate in good faith of the actual damages sustained by the Lender as a result of such prepayment, which actual damages are impossible to ascertain with precision.

8.	PERMITTED PAR PREPAYMENTS

The Lender shall not charge a prepayment premium on certain prepayments (the “Permitted Par Prepayments”). Permitted Par Prepayments include:

(a)	any prepayment in full of the Loan made no more than one hundred eighty (180) days before the Maturity Date;

(b)	any prepayment made as the result of the Lender’s election to apply insurance or condemnation proceeds to the principal balance of this Note or as a result of the Borrower’s election to make a partial prepayment in order to reduce the Loan-to-value ratio in order to enable it to use insurance or condemnation proceeds for Restoration pursuant to the terms of the Mortgage;

(c)	any prepayment made from proceeds of a funding of the Permanent Loan pursuant to Section 26 of the Mortgage; and

(d)	any prepayment in full of the Loan made no more than one hundred twenty (120) days after a Notice from the Lender to the Borrower pursuant to Subsection 26.2(g) of the Mortgage.

9.	DEFAULT

A default on this Note (“Default”) shall exist if (a) the Lender fails to receive any required payment of interest, on or before the tenth (10th) day of the calendar month in which it is due, (b) the Borrower fails to pay the matured balance of this Note on the Maturity Date, (c) a “Default” exists under, and as defined in, any of the other Loan Documents, including, without limitation, the Loan Agreement. If a Default exists and the Lender engages counsel to collect any amount due under this Note or if the Lender is required to protect or enforce this Note in any probate, bankruptcy or other proceeding, then any expenses incurred by the Lender in respect of the engagement, including the reasonable fees and reimbursable expenses of counsel and including such costs and fees which relate to issues that are particular to any given proceeding, shall constitute indebtedness evidenced by this Note, shall be payable on demand, and shall bear interest at the Default Rate. Such fees and expenses include those incurred in connection with

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 4 of 12 Pages

any action against the Borrower for a deficiency judgment after a foreclosure sale of the Real Property under the Mortgage, including all of the Lender’s reasonable attorneys’ fees, property appraisal costs and witness fees.

10.	ACCELERATION

If a Default exists, the Lender may, at its option, declare the unpaid principal balance of this Note to be immediately due and payable, together with all accrued interest on the indebtedness evidenced hereby, all costs of collection (including reasonable attorneys’ fees and expenses) and all other charges due and payable by the Borrower under this Note or any other Loan Document; provided, however, if the subject Default has arisen from a failure by the Borrower to make a regular monthly payment of accrued interest, the Lender shall not accelerate the Indebtedness unless the Lender shall have given the Borrower at least three (3) Business Days advance Notice of its intent to do so.

If the subject Default is a “Curable Nonmonetary Default” as defined in the Mortgage, the Lender shall exercise its option to accelerate only by delivering Notice of acceleration to the Borrower. The Lender shall not deliver any such Notice of acceleration until (a) the Borrower has received any required Notice of the prospective Default and (b) any applicable cure period has expired.

Except as expressly described in this Section, no Notice of acceleration shall be required in order for the Lender to exercise its option to accelerate the Indebtedness in the event of Default.

11.	PREPAYMENT FOLLOWING ACCELERATION

Any Default resulting in the acceleration of the indebtedness evidenced by this Note shall be presumed to be an attempt to avoid the provisions of Section 7 of this Note, which prohibit prepayment or condition the Lender’s obligation to accept prepayment on the payment of a prepayment premium. Accordingly, if the Indebtedness is accelerated, any amounts tendered to repay the accelerated Indebtedness, or realized by the Lender through its remedies following acceleration, shall be subject to either (a) if the prepayment is tendered or realized during the Lock Period, a premium equal to five percent (5%) of the amount so tendered or realized or (b) if the prepayment is tendered or realized thereafter, the prepayment premium that would have been applicable under Section 7 in respect of a voluntary prepayment (calculated from the date of acceleration through the Maturity Date).

12.	SECURITY

This Note is secured, in part, by (i) an “Amended and Restated Mortgage, Security Agreement and Fixture Filing” (the “Mortgage”) granted by the Borrower, to the Lender, conveying certain real property (the “Real Property”) located in Brevard County, Florida and granting a security interest in certain fixtures and personal property, (ii) an “Absolute Assignment of Leases and Rents” made by the Borrower to the Lender, assigning the landlord’s interest in all present and future leases (the “Leases”) of all or any portion of the Real Property encumbered by the Mortgage (the “Lease Assignment”), and (iii) a “Collateral Assignment of Contract Rights and Documents” made by the Borrower in

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 5 of 12 Pages

favor of the Lender (the “Contract Assignment”). Reference is made to the Loan Documents for a description of the security and rights of the Lender. This reference shall not affect the absolute and unconditional obligation of the Borrower to repay the Loan in accordance with its terms. All of the real and personal property encumbered by the Mortgage, the Lease Assignment, and the Contract Assignment is herein referred to as the “Property.”

13.	RECOURSE TO BORROWER

The Borrower is and shall be fully and personally liable for the payment of the full amount of the Indebtedness evidenced by this Note and the other Loan Documents and the performance of all of the terms, covenants, and conditions required under this Note or any of the other Loan Documents on the part of the Borrower to be performed, and the Lender shall have full recourse to all of the assets of the Borrower therefor. In addition, the Borrower is and shall at all times be fully and personally liable for all of the Carveout Obligations (as defined in Section 14). Notwithstanding anything to the contrary contained herein, however, if the Completion (as defined in the Loan Agreement) of the Improvements in accordance with all of the terms and conditions of the Loan Agreement has been demonstrated to the reasonable satisfaction of the Lender (as evidenced by a written acknowledgement or certification executed by the Lender) to have occurred on or before the Completion Date (or, in the event a Force Majeure Event occurs, on or before the Outside Completion Date), time being of the essence hereof, then, subject to the last paragraph of Section 14 of this Note, the personal liability of the Borrower and its assets (other than the Property) for the payment and performance of this Note and the other Loan Documents from and after such completion shall not exceed the sum of (i) twenty-five percent (25%) of the outstanding balance (including, without limitation, principal, accrued interest, prepayment fees, late charges, and other costs) of the Loan existing from time to time, (ii) all costs of enforcement or collection (including reasonable attorneys’ fees and expenses) arising under Section 9 of this Note or any of the other Loan Documents, and (iii) the Carveout Obligations as defined in Section 14 (the sum of Items (i), (ii) and (iii) being herein collectively called, the “Limited Recourse Amount”). Subject to the last paragraph of Section 14 of this Note, the Lender agrees that from and after the time of such Completion as set forth above it shall not seek to enforce any monetary judgment with respect to the Indebtedness evidenced by this Note and the other Loan Documents in excess of the Limited Recourse Amount against the Borrower except through recourse to the Property. At all times following any such reduction in the personal liability of the Borrower (subject to the last paragraph of Section 14 of this Note), the Borrower shall be fully and personally liable for the Limited Recourse Amount (including, without limitation, the Carveout Obligations) and the Lender shall have full recourse to all of the assets of the Borrower therefor.

14.	CARVEOUT OBLIGATIONS

The “Carveout Obligations” are (a) the obligation to repay any portion of the Indebtedness evidenced by this Note or any of the other Loan Documents that arises from any of the “Carveouts” (as defined below), (b) the obligation to repay the entire Indebtedness evidenced by this Note and the other Loan Documents, if the Lender’s

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 6 of 12 Pages

exculpation of the Borrower from personal liability under this Section has become void as set forth below and in the Mortgage, (c) the obligation to indemnify the Lender in respect of its actual damages suffered in connection with any of the Carveouts, and (d) the obligation to defend and hold the Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts. The “Carveouts” are:

(i)	fraud or material written misrepresentation;

(ii)	waste of the Property (which shall include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence);

(iii)	misappropriation of tenant security deposits (including proceeds of tenant letters of credit), Insurance Proceeds or Condemnation Proceeds;

(iv)	failure to pay property taxes, assessments or other lienable Impositions;

(v)	failure to pay to the Lender all Rents, income and profits (including any Rent collected more than one (1) month in advance, or any Rent for the last month of the lease term, under any Lease in force at the time of Default), net of reasonable and customary operating expenses, received in respect of a period when the Loan is in Default;

(vi)	removal from the Real Property of Fixtures or Personal Property having an aggregate value over the Loan term in excess of $25,000.00, unless replaced in a commercially reasonable manner;

(vii)	the out-of-pocket expenses of enforcing the Loan Documents following Default, not including expenses incurred after the Borrower has agreed in writing to transfer the Real Property to the Lender by the Lender’s choice of either an uncontested foreclosure or delivery of a deed in lieu of foreclosure;

(viii)	terminating or amending a Lease of the Real Property in violation of the Loan Documents;

(ix)	any liability of the Borrower under the Environmental Indemnity Agreement; and

(x)	any Advance (as defined in the Loan Agreement) made by the Lender pursuant to Section 4.14 of the Loan Agreement in respect of Stored Pipe (as defined in the Loan Agreement).

The Lender’s limited exculpation of the Borrower from personal liability for the repayment of the Indebtedness evidenced by this Note and the other Loan Documents and the performance of the obligations arising thereunder as provided above shall be void without Notice if the Borrower (A) voluntarily transfers or creates any voluntary lien on the Property in violation of the Loan Documents, or (B) files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign,

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 7 of 12 Pages

relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), and has not offered, prior to the filing, to enter into the Lender’s choice of either an agreement to permit an uncontested foreclosure, or an agreement to deliver a deed in lieu of foreclosure within sixty (60) days of the Lender’s acceptance of the offer. After the Lender accepts such an offer, default by the Borrower in fulfilling the terms of the accepted offer shall trigger personal liability for the entire Indebtedness. No such offer shall be conditioned on any payment by the Lender, on the release of any Obligor from any Obligation, or on any other concession.

15.	SEVERABILITY

If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

16.	WAIVER

Except to the extent that such rights are expressly provided in this Note, the Borrower waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, dishonor and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. Without affecting the liability of the Borrower under this Note, the Lender may release any of the Property, grant any indulgence, forbearance or extension of time for payment, or release any other person now or in the future liable for the payment or performance of any obligation under this Note or any of the Loan Documents.

The Borrower further: (a) waives any homestead or similar exemption; (b) waives any statute of limitation; (c) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the indebtedness evidenced by this Note; (d) waives any right to require a marshaling of assets; and (e) to the extent not prohibited by applicable law, waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

17.	VARIATION IN PRONOUNS

All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 8 of 12 Pages

18.	WAIVER OF JURY TRIAL

THE BORROWER AND THE LENDER WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AND THE LENDER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

19.	OFFSET RIGHTS

In addition to all liens upon and rights of setoff against the money, securities, or other property of the Borrower given to the Lender by law, the Lender shall have a lien upon and a right of setoff against all money, securities, and other property of the Borrower, now or hereafter in possession of or on deposit with the Lender, whether held in a general or special account or deposit, or safe-keeping or otherwise, and, following a Default, every such lien and right of setoff may be exercised without demand upon, or notice to the Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Lender.

20.	COMMERCIAL LOAN

The Borrower hereby represents and warrants to the Lender that the Loan is being made for commercial or business purposes, and that the funds evidenced by this Note will be used solely in connection with such purposes.

21.	REPLACEMENT OR BIFURCATION OF NOTE

If this Note is lost or destroyed, the Borrower shall, at the Lender’s request, execute and return to the Lender a replacement secured promissory note identical to this Note, provided the Lender delivers to the Borrower an affidavit to the foregoing effect. Upon delivery of the executed replacement note, the Lender shall indemnify the Borrower from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section shall result in a novation of the Borrower’s obligations under this Note. In addition, the Lender may at its sole and absolute discretion require that the Borrower execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Borrower’s obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Lender shall return this Note to the Borrower marked to evidence its cancellation.

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 9 of 12 Pages

22.	GOVERNING LAW

This Note shall be construed and enforced according to, and governed by, the laws of Florida without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

23.	TIME OF ESSENCE

In the performance of the Borrower’s obligations under this Note, time is of the essence.

24.	AGREEMENT CONCERNING INTEREST

The provisions of this Note and of the Mortgage now or hereafter existing are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under Florida law. If, from any circumstances whatsoever, the performance or fulfillment of any provision of this Note, or of the Mortgage, at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance, the Lender shall ever receive anything of value which is deemed to be interest by Florida law which would exceed the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount of this Note or on account of any other principal indebtedness of the Borrower to the Lender and to the payment of interest thereon or, if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Borrower.

25.	NO ORAL AGREEMENTS

THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 10 of 12 Pages

26.	AMENDED AND RESTATED RENEWAL NOTE

This Amended and Restated Renewal Secured Promissory Note is given (a) in renewal and replacement of that certain “Restated Promissory Note (Revolving Line of Credit)” dated as of September 9, 2005 made by the Borrower in favor of Wachovia Bank, National Association, a national banking association (“Assignor”) in the original principal amount of $11,000,000.00, as endorsed to the order of the Lender (the “Prior Note”), which evidences a revolving line of credit in the principal amount of $11,000,00.00 and (b) to evidence an increase over the principal face amount of the Prior Note by the amount of $15,500,000.00 (the “Future Advance”). All Florida documentary stamps due on (x) the Prior Note were paid on that certain “Mortgage, Assignment of Rents and Security Agreement and Financing Statement” executed by the Borrower in favor of Assignor, dated February 4, 2005 and recorded in Official Records Book 5419, Page 5280, of the Public Records of Brevard County, Florida (the “Records”), and (y) this Note with respect to the Future Advance have been paid on the “Modification of Mortgage and Other Loan Documents and Notice of Future Advance” of even Effective Date herewith made by the Borrower in favor of the Lender to be recorded in the Records.

[REMAINDER OF PAGE INTENTIONALLY RESERVED.]

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 11 of 12 Pages

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the Effective Date.

CRYSTAL BAY, L.L.C., a Delaware limited liability company

By:	ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its sole Member

	By:	AMERICAN LAND LEASE,
INC., a Delaware corporation,
its sole General Partner

	By:	/s/ Shannon E. Smith
Shannon E. Smith
	As its:	Secretary, Treasurer, and Chief Financial Officer
(CORPORATE SEAL)

“Borrower”

STATE OF FLORIDA	)
COUNTY OF HILLSBOROUGH	)

THE FOREGOING INSTRUMENT was acknowledged before me this              day of May, 2006, by Shannon E. Smith, in his capacity as the duly-elected Secretary, Treasurer, and Chief Financial Officer of American Land Lease, Inc., a Delaware corporation, in its capacity as the sole General Partner of Asset Investors Operating Partnership, L.P., a Delaware limited partnership, in its capacity as the sole Member of CRYSTAL BAY, L.L.C., a Delaware limited liability company, on behalf of the corporation, the partnership and the company. He is personally known to me.

Signature of Notary Public
(Affix Notary Seal)
Type or Stamp Commissioned
Name of Notary Public

Type or Stamp Commission Number and
Commission Expiration Date

Construction Loan to Crystal Bay, LLC

Sebastian Beach and Tennis Village

Brevard County, Florida

AEGON Loan No. 89721

Renewal Note

Page 12 of 12 Pages